Exhibit 12
June 13, 2011
Highland Floating Rate Advantage Fund
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Highland Floating Rate Fund
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Highland Floating Rate Opportunities Fund, a series of
Highland Funds I
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Ladies and Gentlemen:
     We have acted as counsel in connection with the Agreement and Plan of Reorganization (the “Agreement”) dated May 20, 2011, by and among Highland Floating Rate Advantage Fund, a Delaware statutory trust (“ADV”), Highland Floating Rate Fund, a Delaware statutory trust (“FRF”) (each of ADV and FRF, an “Acquired Fund” and, collectively, the “Acquired Funds”) and Highland Funds I, a Delaware statutory trust, (the “Acquiring Trust”), on behalf of its series, Highland Floating Rate Opportunities Fund (“Acquiring Fund”). The Agreement describes proposed transactions to occur as of the date of this letter (the “Closing Date”), pursuant to which the Acquiring Fund will acquire substantially all of the assets of each of the Acquired Funds in exchange for shares of beneficial interest in the Acquiring Fund (the “Acquiring Fund Shares”) and the assumption by the Acquiring Fund of all of the liabilities of each Acquired Fund following which the Acquiring Fund Shares received by each Acquired Fund will be distributed by such Acquired Fund to its shareholders in liquidation and termination of such Acquired Fund (such transactions, with respect to each Acquired Fund a “Reorganization” and, collectively, the “Reorganizations”). This opinion as to certain U.S. federal income tax consequences of the Reorganizations is furnished to you pursuant to Section 8.3 of the Agreement. Capitalized terms not defined herein are used herein as defined in the Agreement.

Highland Floating Rate Advantage Fund
Highland Floating Rate Fund
Highland Floating Rate Opportunities Fund
June 13, 2011
     Each Acquired Fund is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end management investment company that operates as an interval fund. Each Acquired Fund has elected to be a regulated investment company for U.S. federal income tax purposes under Section 851 of the Internal Revenue Code of 1986, as amended (the “Code”).
     The Acquiring Fund is a series of the Acquiring Trust, which is registered under the 1940 Act as an open-end management investment company. Shares of the Acquiring Fund are redeemable at net asset value at each shareholder’s option.
     For purposes of this opinion, we have considered the Agreement, the Combined Prospectus/Proxy Statement filed on April 15, 2011 with the Securities and Exchange Commission, and such other items as we have deemed necessary to render this opinion. In addition, each of the Acquired Funds and the Acquiring Fund has provided us with a letter dated as of the date hereof (collectively, the “Representation Letters”) representing as to certain facts, occurrences and information upon which each of the Acquired Funds and the Acquiring Fund has indicated that we may rely in rendering this opinion (whether or not contained or reflected in the documents and items referred to above).
     In reviewing the foregoing materials, we have assumed, with your permission, the authenticity of original documents, the accuracy of copies, the genuineness of signatures, the legal capacity of signatories, and the proper execution of documents. We have further assumed that (i) all parties to the Agreement and any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents, and that each Reorganization will be consummated pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions; and (ii) all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are true and complete.
     Based on and subject to the foregoing and subject to the final paragraph hereof, we are of the opinion that, for U.S. federal income tax purposes, with respect to each Reorganization:
(i)	The Reorganization will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquiring Fund and the Acquired Fund participating in the Reorganization each will be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

Highland Floating Rate Advantage Fund
Highland Floating Rate Fund
Highland Floating Rate Opportunities Fund
June 13, 2011
(ii)	Under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund transferred to the Acquiring Fund pursuant to the Agreement in exchange for the issuance of Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund;

(iii)	Under Section 362(b) of the Code, the Acquiring Fund’s tax basis in the assets of Acquired Fund transferred to the Acquiring Fund in the Reorganization will be the same as the Acquired Fund’s tax basis in such assets immediately prior to such transfer;

(iv)	Under Section 1223(2) of the Code, the Acquiring Fund’s holding periods for the assets it receives from the Acquired Fund in the Reorganization will include Acquired Fund’s holding periods in those assets;

(v)	Under Section 361 of the Code, no gain or loss will be recognized by the Acquired Fund upon the transfer of its assets to the Acquiring Fund in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, or upon the distribution of Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation;

(vi)	Under Section 354 of the Code, no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund shares for Acquiring Fund Shares;

(vii)	Under Section 358 of the Code, the aggregate tax basis of Acquiring Fund Shares an Acquired Fund’s shareholder receives in the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefor;

(viii)	Under Section 1223(1) of the Code, an Acquired Fund shareholder’s holding period for the Acquiring Fund Shares received in the Reorganization will be determined by including the shareholder’s holding period for the Acquired Fund shares exchanged therefor, provided that the shareholder held those Acquired Fund shares as capital assets; and

(ix)	The Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Regulations thereunder.

Highland Floating Rate Advantage Fund
Highland Floating Rate Fund
Highland Floating Rate Opportunities Fund
June 13, 2011
     We express no view with respect to the effect of the Reorganizations on any transferred asset as to which any unrealized gain or loss is required to be recognized under U.S. federal income tax principles (i) at the end of a taxable year or upon the termination thereof, or (ii) upon the transfer of such asset regardless of whether such a transfer would otherwise be a non-taxable transaction.
     No ruling has been or will be obtained from the IRS as to the subject matter of this opinion and there can be no assurance that the IRS or a court of law will concur with the opinion set forth above. Our opinion is based on the Code, Treasury Regulations, IRS rulings, judicial decisions, and other applicable authority, all as in effect on the date of this opinion. The legal authorities on which this opinion is based may be changed at any time. Any such changes may be retroactively applied and could modify the opinions expressed above.

Very truly yours, /s/ Ropes & Gray LLP Ropes & Gray LLP

July 20, 2011
Highland Floating Rate Advantage Fund
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Highland Floating Rate Fund
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Highland Floating Rate Opportunities Fund, a series of
Highland Funds I
NexBank Tower
13455 Noel Road, Suite 800
Dallas, TX 75240
Ladies and Gentlemen:
     We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 2 to your Registration Statement on Form N-14 (File No. 333-172618), of our opinion, dated June 13, 2011, addressed to you as to certain tax matters related to the acquisition of the assets of Highland Floating Rate Advantage Fund and Highland Floating Rate Fund by Highland Floating Rate Opportunities Fund.

Very truly yours, /s/ Ropes & Gray LLP Ropes & Gray LLP